Exhibit 99.1

Tigo Energy Reports Third Quarter 2025 Financial Results

LOS GATOS, Calif. – October 28, 2025 – Tigo Energy, Inc. (NASDAQ: TYGO) (“Tigo”, or the “Company”), a leading provider of intelligent solar and energy software solutions, today reported unaudited financial results for the third quarter ended September 30, 2025, financial guidance for the fourth quarter and updated financial guidance for the full year ending December 31, 2025.

Recent Financial and Operational Highlights

●	Revenue for the third quarter of 2025 of $30.6 million, up 115% compared to the third quarter of 2024.

●	Income from operations for the third quarter of 2025 of $0.6 million, compared to an Operating loss of $10.4 million in the third quarter of 2024.

●	Net loss for the third quarter of 2025 of $2.2 million, compared to a Net loss of $13.1 million in the third quarter of 2024.

●	Adjusted EBITDA for the third quarter of 2025 of $2.9 million compared to an Adjusted EBITDA loss of $8.3 million in the third quarter of 2024.

●	Cash, cash equivalents, and marketable securities of $40.3 million at September 30, 2025, a sequential increase of $12.3 million from the second quarter of 2025.

●	During the third quarter of 2025, we shipped 795 thousand units, or 600 MW, of Module Level Power Electronics (“MLPE”).

●	Announced a U.S. manufacturing and marketing partnership with EG4 Electronics to produce Tigo-optimized inverters and MLPE together with EG4 solar inverters.

Management Commentary

“We are pleased to report a 27.3% sequential increase in quarterly revenues, making it our seventh sequential increase in a row,” said Zvi Alon, Chairman and CEO of Tigo. “While the fourth quarter is typically a seasonally slower period for our industry, we expect revenues to remain largely in line with the third quarter, supported by continued strong demand for our products and a healthy backlog as we close out the year.”

“In the third quarter, we saw strong growth in the EMEA and Americas regions, which comprised 70% and 26%, respectively, of our revenue. Noteworthy, we performed exceptionally well in the U.S., as sales grew by approximately 68% sequentially from the second quarter of 2025 as we continue to make inroads in the repower market. We expect our manufacturing and marketing partnership with EG4 Electronics to further increase our performance in our domestic market.”

“We are pleased to report a return to GAAP operating profitability this quarter, following our achievement of adjusted EBITDA profitability at the end of the second quarter,” stated Bill Roeschlein, Chief Financial Officer of Tigo. “Supported by a measured use of our at-the-market (ATM) program, which concluded this month, we increased cash on hand to $40.3 million at quarter-end.”

Third Quarter 2025 Financial Results

Results compare the 2025 fiscal third quarter ended September 30, 2025 to the 2024 fiscal third quarter ended September 30, 2024, unless otherwise indicated. Third Quarter 2024 financials included inventory charges of $3.4 million.

●	Revenues totaled $30.6 million, a 115.0% increase from $14.2 million. On a sequential quarter basis, revenues increased by 27.3% compared to the second quarter of 2025.

●	Gross profit totaled $13.1 million, or 42.7% of net revenue, compared to gross profit of $1.8 million, or 12.5% of net revenue.

●	Operating expenses totaled $12.4 million, a 1.8% increase from $12.2 million.

●	Net loss totaled $2.2 million, an 83.5% decrease compared to a net loss of $13.1 million.

●	Adjusted EBITDA totaled $2.9 million, compared to an Adjusted EBITDA loss of $8.3 million.

Fourth Quarter and Full Year 2025 Financial Guidance

The Company provides guidance for the fourth quarter ending December 31, 2025 as follows:

●	Revenues are expected to be within the range of $29.0 million to $31.0 million.

●	Adjusted EBITDA is expected to be within the range of $2.0 million to $4.0 million.

For the full year 2025, the Company anticipates revenues to be between $102.5 million and $104.5 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, October 28, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link Conference Call: Click here to register

Webcast Link: Click here to join

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will also be available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to increase our revenues and achieve and maintain profitability, our overall long-term growth prospects, expectations regarding a continued recovery in our industry, current and future inventory levels, inventory supply and its impact on our customer shipments, statements about our revenue and adjusted EBITDA for the fourth fiscal quarter 2025 and our revenue for the full fiscal year 2025, statements about our existing backlog and bookings, statements about the anticipated benefits of our manufacturing and marketing partnership with EG4 and our ability to realize such benefits, our ability to expand market share in the US repower market, our ability to refinance our convertible debt prior to maturity, our ability to obtain funding on acceptable to fund our working capital needs, statements about demand for our products, our competitive position, the impact of tariffs, and our ability to penetrate new markets and expand our market share, including expansion in international markets, our continued expansion of and investments in our product portfolio, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our capital requirements and our ability to meet our future liquidity requirements and continue as a going concern; our indebtedness and liabilities and our ability to pay amounts when due under our existing indebtedness; our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our failure to meet the continued listing requirements of Nasdaq which could result in a delisting of our securities; our ability to manage risks associated with U.S. and global geopolitical and macroeconomic conditions including the potential softening of the economy, seasonal trends and the cyclical nature of the solar industry, including any periods of prolonged downturn; whether we continue to grow our customer base and expand our market share; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in government subsidies and economic incentives, including tax incentives, for solar energy solutions; trade tariffs and other trade barriers that could directly affect us, our customers and the solar industry; our ability to forecast our customer demand and manufacturing requirements, and manage our inventory; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the U.S. and international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

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Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA is useful to investors both because they (i) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) are used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation adjusted EBITDA to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Ralf Esper

Gateway Group, Inc.

(949) 574-3860

TYGO@gateway-grp.com

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Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$24,468	$11,746
Marketable securities, short-term	15,816	8,156
Accounts receivable, net	15,782	7,976
Inventory	28,536	21,997
Prepaid expenses and other current assets	3,154	3,533
Total current assets	87,756	53,408
Property and equipment, net	2,544	2,812
Operating right of use assets	2,537	1,576
Intangible assets, net	1,719	1,922
Other assets	1,074	984
Goodwill	12,209	12,209
Total assets	$107,839	$72,911
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$28,357	$8,077
Accrued expenses and other current liabilities	6,901	7,361
Short-term debt, net of unamortized debt discount and issuance costs	47,217	—
Deferred revenue, current portion	1,015	525
Warranty liability, current portion	560	496
Operating lease liabilities, current portion	820	649
Total current liabilities	84,870	17,108
Warranty liability, net of current portion	7,774	5,302
Deferred revenue, net of current portion	882	644
Long-term debt, net of unamortized debt discount and issuance costs	—	40,511
Operating lease liabilities, net of current portion	2,007	961
Other long-term liabilities	251	—
Total liabilities	95,784	64,526
Stockholders’ equity
Common stock	7	6
Additional paid-in capital	164,166	146,903
Accumulated deficit	(152,123)	(138,526)
Accumulated other comprehensive income	5	2
Total stockholders’ equity	12,055	8,385
Total liabilities and stockholders’ equity	$107,839	$72,911

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Tigo Energy, Inc.

Condensed Consolidated Statement of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$30,613	$14,237	$73,507	$36,740
Cost of revenue	17,552	12,463	42,510	28,333
Gross profit	13,061	1,774	30,997	8,407

Operating expenses:
Research and development	2,501	2,433	6,932	7,608
Sales and marketing	4,515	4,378	12,843	13,036
General and administrative	5,396	5,380	16,054	15,671
Total operating expenses	12,412	12,191	35,829	36,315
Income (loss) from operations	649	(10,417)	(4,832)	(27,908)
Other expenses (income), net:
Change in fair value of contingent shares liability	—	3	—	(152)
Interest expense	2,861	2,861	8,600	8,549
Other income, net	(276)	(164)	(519)	(377)
Total other expenses, net	2,585	2,700	8,081	8,020
Loss before income tax expense	(1,936)	(13,117)	(12,913)	(35,928)
Income tax expense	230	—	684	16
Net loss	$(2,166)	$(13,117)	$(13,597)	$(35,944)

Loss per common share
Basic	$(0.03)	$(0.22)	$(0.22)	$(0.60)
Diluted	$(0.03)	$(0.22)	$(0.22)	$(0.60)
Weighted-average common shares outstanding
Basic	65,683,332	60,608,934	63,226,401	60,130,249
Diluted	65,683,332	60,608,934	63,226,401	60,130,249

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Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating activities:
Net loss	$(13,597)	$(35,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	943	917
Provision to write down inventories to net realizable value	864	3,879
Change in fair value of contingent shares liability	—	(152)
Non-cash interest expense	6,706	6,705
Stock-based compensation	5,782	5,994
Change in allowance for credit losses	(110)	(1,616)
Non-cash lease expense	707	820
Accretion of interest on marketable securities	(420)	(260)
Loss on disposal of property and equipment	12	—
Changes in operating assets and liabilities:
Accounts receivable	(7,696)	(350)
Inventory	(7,403)	10,733
Prepaid expenses and other assets	289	1,598
Accounts payable	19,993	(3,387)
Accrued expenses and other liabilities	(460)	(2,011)
Deferred revenue	728	429
Warranty liability	2,536	75
Operating lease liabilities	(451)	(837)
Other long-term liabilities	251	—
Net cash provided by (used in) operating activities	$8,674	$(13,407)
Investing activities:
Purchase of marketable securities	(28,862)	(6,756)
Purchase of property and equipment	(197)	(757)
Sales and maturities of marketable securities	21,625	25,818
Net cash (used in) provided by investing activities	$(7,434)	$18,305
Financing activities:
Proceeds from exercise of stock options	121	272
Proceeds from at-the-market offering	11,365	—
Payment of tax withholdings on restricted stock awards and options	(4)	(114)
Net cash provided by financing activities	$11,482	$158
Net increase in cash	12,722	5,056
Cash and cash equivalents at beginning of period	11,746	4,405
Cash and cash equivalents at end of period	$24,468	$9,461

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Tigo Energy, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss - (GAAP)	$(2,166)	$(13,117)	$(13,597)	$(35,944)
Adjustments:
Total other expenses, net	2,585	2,700	8,081	8,020
Income tax expense	230	—	684	16
Depreciation and amortization	301	305	943	917
Stock-based compensation	1,906	1,786	5,782	5,994
Adjusted EBITDA (loss) - (Non-GAAP)	$2,856	$(8,326)	$1,893	$(20,997)

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.

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